BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.

Certified Public Accountants

200 Haddonfield Berlin Road, Suite 402

Gibbsboro, New Jersey 08026-1239

(856) 346-2828   Fax (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Director and Stockholders

Infe – Human Resources, Inc.

67 Wall Street, 22nd Floor

New York, NY 10005-3198

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 13, 2006, relating to the financial statements of Infe – Human Resources, Inc. which is contained in that Prospectus.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.

Gibbsboro, NJ 08026

January 24, 2007

AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)

CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)

NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

FLORIDA STATE BOARD OF ACCOUNTANCY